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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): November 6, 1999



                               AUTOCAM CORPORATION
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             (Exact name of Registrant as specified in its charter)


         MICHIGAN                       0-19544                    38-2790152
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(State or Other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)


         4070 EAST PARIS AVENUE, KENTWOOD, MICHIGAN                  49512
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         (Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code:  (616) 698-0707


None
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(Former Name or Former Address, if Changed Since Last Report)

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                    INFORMATION TO BE INCLUDED IN THE REPORT



Item 1.  Changes in Control of Registrant.

        On November 6, 1999, Autocam Corporation (the "Company") entered into an Agreement and Plan of Merger (the "Agreement"), dated as of such date, with Titan Holdings, Inc. ("Titan Holdings"), a Delaware corporation formed by Aurora Capital Group ("Aurora"), a Los Angeles-based private investment firm, and Titan Acquisition Corporation ("Titan Acquisition"), a Michigan corporation and a wholly owned subsidiary of Titan Holdings. The Agreement provides for the merger of Titan Acquisition with and into the Company with the Company remaining as the surviving corporation. In connection with the execution of the Agreement, John
C. Kennedy, the Company's majority shareholder, director, President and Chief Executive Officer, Nancy G. Kennedy, his wife, and the John C. and Nancy G. Kennedy Family Foundation entered into a Shareholders Voting Agreement with Titan Holdings and Titan Acquisition, which contains certain agreements as to voting their approximate 60.2% of the Company's shares of common stock in favor of the merger and grants a proxy in that respect to Titan Acquisition.

        Upon the consummation of the merger, the public shareholders of the Company will receive $18.75 in cash for each share of the Company's common stock. Mr. Kennedy will retain 2,133,333 shares of the Company's common stock, which will be valued at $18.75 per share in an exchange for equity in the surviving corporation. The balance of his shares will be exchanged for $18.75 cash in the merger. In addition, Aurora will refinance the Company's outstanding debt of approximately $109 million, resulting in a total transaction value of approximately $230 million. The transaction will be funded through equity contributions by Aurora, the exchange of Mr. Kennedy's 2,133,333 shares and the refinancing of the existing debt. The Company will continue to operate as a separate company under its current name.

        The merger was unanimously approved by the Company's Board of Directors upon the recommendation of a previously established special committee of independent directors (the "Special Committee"). This merger represents the culmination of an extensive process undertaken by the Company to analyze the possibilities to maximize shareholder value and to meet its need for capital to fund acquisitions and working capital. Raymond James & Associates, Inc. ("Raymond James"), financial
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advisor to the Company, has delivered an opinion that the cash consideration to be received by the Company's shareholders in the merger is fair from a financial point of view to such holders.

        Subsequent to the purchase of Frank & Pignard in 1998, the Company began the process of exploring various equity and debt financing options in order to strengthen its position as one of the world's largest precision machining companies. None of these options proved available on commercially reasonable terms. The Special Committee was established in June 1999 to explore strategic alternatives, including affiliations with third parties or a sale of the Company. Beginning in June 1999, Raymond James, at the direction of the Special Committee and its independent legal counsel, contacted approximately ninety parties thought to be potentially interested in a strategic relationship with the Company. Those parties were requested to participate in an auction process consisting of graduated phases of bidding and diligence review. Approximately forty of these parties participated to some degree in this process. One strategic party and eight financial parties submitted formal indications of interest. The Special Committee reviewed all the indications, focusing particularly on the bid price ranges and the perceived ability to successfully complete a transaction. On that basis, Raymond James was instructed to conduct additional diligence meetings with, and request final bids from, five of the nine parties. The Special Committee further instructed Raymond James to keep the process as open as possible for other potential bidders.

        In early September 1999, the Special Committee directed management to negotiate exclusively with Aurora at $21 per share while Aurora conducted additional diligence. The parties were ultimately unable to agree on certain proposed provisions of a merger agreement. In addition, during this diligence period, Aurora indicated it intended to lower its offer price. On that basis, negotiations with Aurora were terminated. The Special Committee re-opened the auction process and invited other participants to submit revised final bids. Aurora and others submitted revised, lowered final bids.

        Throughout the process, the Special Committee was informed of the developments of the auction process, general market conditions and the Company's recent performance, and received recommendations from its independent legal counsel, Raymond James and the Company's management.

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The Special Committee selected Aurora's revised offer after concluding that to do so was in the best interests of the Company and its public shareholders. In its process, the Special Committee evaluated a number of factors, including the price, the form of consideration to be paid and the likelihood that the transaction will be consummated.

        The merger is expected to be completed early next year. It is subject to approval by the holders of at least 90% of the Company's common shares outstanding (thus requiring approval by holders of more than a majority of the Company's shares held by persons other than Mr. Kennedy), the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary conditions. A special meeting of the Company's shareholders will be scheduled as soon as practical.

        Aurora has binding commitments sufficient to fund the equity contribution necessary to complete the merger. In addition, Aurora has financing commitments from The Chase Manhattan Bank and BankBoston, N.A. in the aggregate amount of $165 million, subject to customary conditions, to provide the debt financing required by the merger.

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c) Exhibits.

            The following exhibits are being filed with this report on Form 8-K:

            99.1 Agreement and Plan of Merger, dated as of November 6, 1999, by and among Titan Holdings, Inc., Titan Acquisition Corporation and Autocam Corporation.

            99.2 Shareholders Voting Agreement, dated as of November 6, 1999, among Titan Holdings, Inc., Titan Acquisition Corporation and certain shareholders of Autocam Corporation.

            99.3  Press release dated November 8, 1999.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.


                                        AUTOCAM CORPORATION



Date:  November 9, 1999                 By: /s/ Warren A. Veltman
                                            ---------------------------
                                                  Warren A. Veltman
                                               Chief Financial Officer

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                                 Exhibit Index


Exhibit No.            Description
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    99.1               Agreement and Plan of Merger, dated as of November 6,
                       1999, by and among Titan Holdings, Inc., Titan
                       Acquisition Corporation and Autocam Corporation.

    99.2 Shareholders Voting Agreement, dated as of November 6, 1999, among Titan Holdings, Inc., Titan Acquisition Corporation and certain shareholders of Autocam Corporation.

    99.3               Press Release dated November 8, 1999.